VURV TECHNOLOGY, INC. STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Vurv Technology, Inc., formerly Recruitmax Software, Inc. (“Company”) grants the Grantee named below an Option to purchase certain shares, specified below, of the Company’s Common Stock, pursuant to the Vurv Technology, Inc. Stock Option Plan (“Plan”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

1.           Identifying Provisions.  The following terms shall apply to this Option:

(a)  Grantee:

(b)  Date of grant:

(c)  Number of shares optioned:

(d) Option exercise
price per share:

(e) Expiration date:	10 years from date of grant; earlier as provided in this Agreement.

(f) Option Type:	NQSO, as defined in the Plan. This Option is not intended to meet the requirements of Code Section 422 and qualify as an Incentive Stock Option.

2.           Timing of Purchases.  Subject to the other terms of this Agreement regarding the exercisability of this Option, this Option may be exercised in accordance with the following:

No. Shares	Date When Shares First Exercisable

Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on a schedule attached hereto.

The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible as of an applicable date, it shall remain exercisable, in whole or in part, with respect to all Shares not so purchased as of such date at any time prior to the expiration date or the earlier termination of the Option.  Notwithstanding anything herein or the Plan to the contrary, this Option may not be exercised at any time on or after the expiration date and no Option, whether vested or unvested, may be exercised on or after the date the Company determines that Grantee breached his confidentiality agreement with the Company.

3.           Exercise: Payment For and Delivery of Stock.  Grantee shall acquire Shares pursuant to this Option by delivering to the Company a written notice of exercise, specifying the number of Shares as to which Grantee desires to exercise this Option and the date on which Grantee desires to complete the transaction.  Grantee shall pay to the Company the full purchase price of the Shares to be acquired hereunder, in cash, on or before the date specified for completion of the purchase.  Alternatively, such payment may be made in whole or in part as permitted under the Plan.

The purchase of the Shares is conditioned upon Grantee’s execution of an Agreement of New Shareholder in the form attached hereto as Exhibit A or such other form as the Company shall require as of the date of exercise, which shall include such rights of first refusal and repurchase by the Company as the Company shall determine.

No Shares shall be issued hereunder until full payment has been made to the Company.  If the Company is required to withhold federal, state or local taxes imposed in connection with Grantee’s exercise of this Option, Grantee shall be required to pay all such withholding in cash as a condition to the receipt of Shares.  If the Grantee, however, fails to tender payment for such withholding, the Company may withhold from the Grantee sufficient Shares or fractional Shares having a fair market value equal to such amount.

4.           Exercise Events.  The following additional provisions shall apply to the exercise of this Option:

(a)
Exercise after Termination without Cause or Voluntary Termination.  If the Grantee’s employment is terminated by the Company (and/or Parent, Subsidiary or affiliate) without Cause and other than by reason of his death or Disability, or the Grantee voluntarily terminates his employment, Grantee shall be entitled to exercise this Option to the extent vested as of his date of termination of employment until the thirtieth (30th) day following the date of termination of employment.  To the extent not exercised by such date, vested Options shall expire and be forfeited.  Unvested Option shares expire and are forfeited as of the date of termination of employment.

(b)	Exercise after Termination for Cause. If Grantee’s employment is terminated by the Company (and/or Parent, Subsidiary or affiliate) for Cause, Grantee’s right to exercise any Options, vested or unvested, shall immediately expire and be forfeited on the date of such termination of employment.

(c)
Exercise after Death or Disability.  Grantee or his guardian or legal representative shall be entitled to exercise this Option, to the extent vested, until the 180th day following (i) Grantee’s death, or (ii) the effective date of Grantee’s termination of employment by reason of his Disability.  To the extent not exercised on or prior to such 180th day, the Options shall expire and be forfeited.  Unvested Option shares expire and are forfeited as of the date of death or the date of termination of employment by reason of Disability.

5.           Nontransferability.  The Grantee may not transfer the Option, in whole or in part, except by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option will be exercisable only by the Grantee or his guardian or legal representative.

6.           Changes in Capital Structure.  If the outstanding Shares of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, reverse stock split, combination of shares, dividend payable in shares, or other similar event, the Committee shall make appropriate adjustment to the number and class of Shares or other securities subject to the Option and the purchase price for such Shares or other securities.  The Committee’s adjustment shall be made in accordance with Section 4.2 of the Plan and shall be effective, final, binding and conclusive for all purposes of the Plan and this Agreement.

If any such adjustment provided for in this Paragraph 6 requires the approval of stockholders of the Company in order to enable the Company to adjust the Option, then no such adjustment shall be made without the required stockholder approval.  In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation or other entity in which the assumption of the Option is not agreed to, the Grantee will have such rights to exercise the Option as set forth in Section 4.2 of the Plan.

7.           Rights in Shares Before Issuance and Delivery.  Grantee, or his guardian, legal representative, administrator or legatee if he is deceased, shall have no rights as a stockholder with respect to any stock covered by this Option until the date of issuance of the stock certificate to him for such stock after receipt of the consideration in full set forth herein, or as may be approved by the Company.  No adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, for distributions in which the record date is prior to the date for which the stock certificate is issued.

8.           Requirements of Law. The certificate or certificates representing the shares of the Common Stock to be issued or delivered upon exercise of this Option may bear a legend evidencing the foregoing and other legends required by any applicable agreement or securities laws.  Furthermore, nothing herein shall require the Company to issue any stock upon exercise of this Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the Delaware securities laws, or any other applicable rule or regulation then in effect.

9.           Disposition of Shares and Restrictions.  If so required by the Company, no stock shall be acquired upon exercise of this Option unless and until the Grantee has properly executed a valid stock transfer restriction agreement, provided by the Company.

10.           No Right to Continued Employment.  This Option shall not confer upon the Grantee any right with respect to continued employment with the Company or any subsidiary, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate the Grantee’s employment at any time.

11.           The Vurv Technology, Inc. Stock Option Plan.  Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof and as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder.  Grantee further acknowledges and agrees that in the event of any conflict herewith, the provisions of the Plan shall govern and control, and this Agreement or the applicable provision hereof shall automatically be deemed modified to have conformed at all times.  The terms and provisions of the Plan, as amended from time to time, are fully incorporated herein by this reference.

12.           Withholding of Taxes.  The Company has the right to deduct from any distribution of cash to the Grantee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option.  If the Grantee is entitled to receive Shares upon exercise of the Option, the Grantee shall pay the Withholding Taxes (if any) to the Company in cash prior to the issuance of such Shares.  In satisfaction of the Withholding Taxes, the Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him upon exercise of the Option, having an aggregate Fair Market Value equal to the Withholding Taxes, provided that if the Grantee may be subject to liability under Section 16(b) of the Securities Exchange Act of 1934, the election must comply with the requirements of such Act.

13.           Notices.  Any notice to be given to the Committee shall be addressed to the Committee in care of the Company at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company.  Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

14.           Miscellaneous. This Agreement and the Plan constitute the entire agreement and understanding between the Company and the Grantee and may not be changed, modified or amended by oral statements to the contrary, but only by a written document signed by both parties hereto.  This Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legatees, successors and assigns.  This Agreement shall be construed in accordance with the laws of the State of Florida.

15.           Deadline for Execution of Agreement.  This document constitutes an offer by the Company to enter into an Agreement under the terms and conditions herein set forth.  Said offer will expire and terminate without further notice at 5:00 p.m. (prevailing local time at the Company’s principal office) on September 15, 2005, unless sooner accepted by the Grantee by delivering a copy of this Agreement, executed by the Grantee, to the Company on or before said time and date.

IN WITNESS THEREOF, the Company has granted this Option on the date of grant specified above.

ACCEPTED:	Vurv Technology, Inc.

______________________________	By:_________________________________
Grantee:	Its:_________________________________

Address:

Date:  __________________________                                                        Date: _____________________________

THE VURV TECHNOLOGY, INC. 2004 STOCK OPTION PLAN
INCENTIVE STOCK OPTION AGREEMENT
[NAME OF EMPLOYEE]

NOTATIONS AS TO PARTIAL EXERCISE

Number of                                              Balance of
Date of                          Purchased                                               Shares on                              Authorized                              Notation
Exercise                          Shares                                                     Option                                   Signature                              Date

EXHIBIT A

To the Board of Directors of

Vurv Technology, Inc.

Agreement of  New Shareholder

In connection with the purchase of ___________ shares of stock (“Shares”) of Vurv Technology, Inc., a Delaware corporation (“Company”), as appears on the attached Exercise and Subscription Agreement, the undersigned hereby represents and warrants as follows:

1.
The Shares are being purchased for the undersigned’s own account without the participation of any other person, with the intent of holding the Shares for investment and without the intent of participating directly, or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof, nor is the undersigned aware of the existence of any distribution of the Company's securities.

2.
The undersigned is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares but rather upon an independent examination and judgment as to the prospects of the Company.

3.	The Shares were not offered to the undersigned by means of publicly disseminated advertisements or sales literature, nor is the undersigned aware of any offers made to other persons by such means.

4.
The undersigned acknowledges that the undersigned must continue to bear the economic risk of the investment in the Shares for an indefinite period and recognizes that the Shares will be (a) sold without registration under any state or Federal law relating to the registration of securities for sale; (b) issued and sold in reliance on the exemption from registration under Fla. Stat. Section 517.061(11); and (c) issued and sold in reliance on the exemption from registration under the Securities Act of 1933 (“1933 Act”) including Sections 3(a)(11), 3(b) and/or 4(2) of the 1933 Act, among others.

5.	The undersigned agrees as follows:

5.1           The Shares will not be offered for sale, sold or transferred other than (a) pursuant to an effective registration under all applicable state securities laws and regulations (together, the “State Acts”) or in a transaction which is otherwise in compliance with the State Acts; and (b) pursuant to an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.  The Company makes no representation that the Shares will ever be registered or that there will ever be a public market for the Shares.

5.2           The Company will be under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available and no assurance has been given that they will become available.  The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Shares.

5.3           The Company may, if it so desires, refuse to permit the transfer of the Shares unless the request for transfer is accompanied by an opinion of counsel acceptable to the Company to the effect that neither the sale nor the proposed transfer will result in any violation of the 1933 Act or the State Acts.

5.4           A legend indicating the Shares have not been registered under such laws and referring to the restrictions on transferability and sale of the Shares may be placed on the certificate or certificates delivered to the undersigned or any substitute therefor and any transfer agent of the Company may be instructed to require compliance therewith.

6.           The undersigned agrees to the following right of first refusal:

6.1           Condition to Transfer.  Should the undersigned (including any transferee of the undersigned) desire to transfer all or less than all of the Shares (“Offered Shares”) owned by the undersigned and should the undersigned have received a bona fide offer from a third party to purchase the Offered Shares, the undersigned shall give notice to the Company (“Offer Notice”) of such bona fide offer to purchase the Offered Shares.  The Offer Notice shall contain complete details concerning the proposed purchase, including a copy of the third party’s offer which has been accepted subject to the terms and conditions of this Agreement.  The Company reserves the right to determine that an offer is not bona fide and to refuse to transfer the Shares to such third party.

6.2           Exercise of Right and Option by Company.  In the event of the giving of any Offer Notice as provided above, the Company shall have the right and option to purchase all, or a portion, of the Offered Shares proposed to be transferred.  Such option shall be exercised by written notice (“Acceptance”) to the undersigned within thirty (30) days after receipt of the Offer Notice (“Effective Date”) by the Company.  The Acceptance shall state the number of Offered Shares that the Company elects to purchase.

6.3           Purchase Price.  The purchase price per share shall be the per share purchase price stated in or determined based upon the third party’s bona fide offer to purchase the Offered Shares as indicated in the bona fide offer and in the Offer Notice.  The purchase of the Offered Shares shall be on the terms and conditions stated in said bona fide offer.  The purchase, sale, and transfer of the Offered Shares shall take place on a date fixed by the Company which must be a date within sixty (60) days after the Effective Date.

6.4           Failure to Exercise Timely.  If the Company fails to timely exercise the option to purchase all of the Offered Shares, the undersigned shall be free to transfer all of the Offered Shares which are not to be purchased by the Company to the third party who made the bona fide offer at the price per share and on the terms and conditions stated in the said offer and Offer Notice.  If such sale is not consummated within one hundred twenty (120) days after the Effective Date, then such Offered Shares shall remain subject to this Agreement and the undersigned must again comply with the procedure set forth in this Section 6 before transferring any Shares to a third party.

6.5           Transferee Acceptance of this Agreement.  Anything in this Section 6 to the contrary notwithstanding, the undersigned may not transfer any Shares and the Company shall not be required to register such transfer, unless the transferee of such Shares agrees in writing to become a party to a shareholder’s agreement with the Company containing similar terms as set forth in this Agreement.

7.           The undersigned agrees to the following right of repurchase:

7.1           Repurchase by Company.  Upon the occurrence of any Repurchase Event (as defined below), the Company shall have the right and option (but not the obligation) to purchase all or any portion of the Shares then owned by the undersigned, including any transferee of the undersigned.  Such option must be exercised by written notice from the Company to the undersigned (or his representative) within ninety (90) days after the date that a Repurchase Event occurs and becomes known to the Company.  The written notice by the Company shall state the number of Shares that the Company elects to purchase.  For purposes hereof, the term “Repurchase Event” shall mean: (a) death of the undersigned, (b) Disability (as defined in the Plan) of the undersigned, (c) termination of the undersigned’s employment with the Company or any Affiliated Entity by the undersigned for any reason or by the Company for or without Cause (as defined in the Plan), (d) breach by the undersigned of any confidentiality or restrictive covenant agreement between the undersigned and the Company, or (e) the bankruptcy or adjudication of insolvency of the undersigned.

7.2           Purchase Price.  The purchase price for the Shares purchased pursuant to the terms of this Section 7 shall be the Fair Market Value (as defined in the Plan) of the Shares as of the Repurchase Event, as determined by the Company’s Board of Directors, provided that if the Repurchase Event is termination of the undersigned’s employment for Cause or breach by the undersigned of any confidentiality or restrictive covenant agreement with the Company, the price for the Shares shall be the price per share at which the Shares were acquired by the undersigned.

7.3           Payment.  At the election of the Company, the purchase price shall be paid either in full in cash at closing, or a minimum of twenty percent (20%) in cash on the Closing Date (as hereinafter defined), with the remainder being payable in four (4) equal annual installments of principal, plus accrued interest at an annual rate equal to the prime rate of interest as quoted in The Wall Street Journal as of the Closing Date, minus two percent (2%), with the first installment plus accrued interest payable one (1) year after the Closing Date and with the remaining installments payable on an annual basis thereafter.  In the event the purchase price is paid in installments, the installment obligation shall be evidenced by an installment promissory note or notes of the Company to the undersigned.  Each such note shall provide that the Company shall have the privilege at any time of prepaying all or any part thereof at any time with interest to the date of prepayment.

7.4           Closing.  The closing of the purchase of the Shares of the undersigned shall occur on a date fixed by the Company (“Closing Date”) upon written notice to the undersigned which shall be a date within sixty (60) days after the date the Company provides notice to the undersigned of its exercise of  the rights hereunder.

8.           The undersigned may, without the consent of the Company and without compliance with Section 6 hereunder, transfer (other than pursuant to any divorce or separation proceeding or settlement) all or any portion of the Shares to a Permitted Transferee (as defined below); provided, however, that prior to such transfer, such Permitted Transferee shall agree in writing to be bound by the obligations imposed upon the undersigned under this Agreement as if such transferee were originally a signatory to this Agreement.  For the purposes of this Agreement, the term “Permitted Transferee” means the undersigned’s spouse, parents, children (natural or adopted), stepchildren, or grandchildren, or any trust the beneficiaries of which include only the undersigned and his or her spouse, parents, children (natural or adopted), stepchildren, or grandchildren.

9.           This Agreement shall terminate, and the certificates representing the Shares subject to this Agreement shall be released from the terms of this Agreement on the occurrence of the earlier of any of the following events:

9.1           Cessation of the Company’s business;

9.2           Written agreement of the Company and the undersigned;

9.3           Bankruptcy, receivership or dissolution of the Company;

9.4           The effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares; or

9.5           The twentieth (20th) anniversary of the date of this Agreement.

The agreements and representations made by the undersigned herein extend to and apply to the Shares issued pursuant to the attached Subscription Agreement.  Acceptance by the undersigned of the certificate representing the Shares shall constitute a confirmation by the undersigned that all agreements and representations made herein are true and correct at such time.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

               Very truly yours,

Grantee: _______________________

SHARE EXERCISE AND SUBSCRIPTION AGREEMENT

To the Board of Directors of

Vurv Technology, Inc.,

The undersigned (“Undersigned”) exercises an option for _______ shares (“Shares”) of common stock of Vurv Technology, Inc., a Delaware corporation (“Company”) under the Stock Option Agreement dated ________________ at an exercise price per share of $________.

As consideration for the Shares, the Undersigned tenders cash payment of $_________ to the Company.   The Undersigned agrees that the Undersigned shall not be entitled to issuance of the Shares, nor to vote the Shares, until the purchase price for the Shares has been fully executed and delivered to the Company, all applicable withholding taxes have been paid or tendered to the Company, and the Undersigned has executed an Agreement of New Shareholder.

The Undersigned represents that this purchase of the Shares is for investment for the Undersigned's own account.

This ___ day of _____________, 20__.

Grantee: _______________________

ACCEPTED:

Vurv Technology, Inc.

By:___________________________

Its:___________________________

Date: